PROMISSORY NOTE

$1,350,000.00                                                   October 24, 2002

                  FOR VALUE RECEIVED, HURCO COMPANIES, INC., an Indiana corporation ("Hurco"), promises to pay to the order of CIMPLUS, INC., a New York corporation ("CIMplus," which term shall include any holder hereof) at 636 Broadway, Suite 714, New York, NY 10012, or at such other place as CIMplus may designate by written notice to Hurco, the sum of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) (the "Principal"), together with interest as hereinafter provided and payable at the time and in the manner hereinafter provided.

                  This Promissory Note (this "Note") shall mature on that date (the "Maturity Date") which is the earlier of: (i) December 31, 2003; or (ii) that date on which CIMplus accelerates payment of this Note. On the Maturity Date, the balance of the Principal outstanding on such date, together with all accrued, unpaid interest thereon, shall be due and payable in full.

                  The balance of the Principal outstanding from time to time from and after the date of this Note (the "Closing Date") shall bear interest (computed on the basis of a 365-day year and actual days elapsed) as follows:
(i) from and after the Closing Date until the Maturity Date, at a rate equal to two and three-quarters percent (2.75%) per annum; and (ii) after the Maturity Date, until paid in full, at a rate equal to ten percent (10%) per annum. Interest which accrues after the Maturity Date shall be due and payable as it accrues without demand.

                  The Principal shall be due and payable in four (4) consecutive quarterly installments each in the amount of Three Hundred Thirty Seven Thousand Five Hundred Dollars ($337,500.00), plus all interest accrued to the date of the payment (referred to collectively as the "Installments," and individually as an "Installment"), with such Installments to commence and be due and payable on March 31, 2003, June 30, 2003, September 30, 2003, and December 31, 2003.

                  All amounts payable under this Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and reasonable attorneys' fees. The Principal may be prepaid in whole or in part at any time and from time to time without penalty or premium.

                  This Note is secured by a Security Agreement, dated the date hereof, executed by Hurco in favor of CIMplus (the "Security Agreement").

                  Each of the following events shall constitute an "Event of Default" for purposes of this Note and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

                  (a) Hurco shall default in the payment when due of any amount payable under this Note or the Security Agreement, and all renewals and extensions thereof, and such default shall continue unremedied for a period of five (5) days or more.
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                  (b) A decree or order for relief by a court having
jurisdiction in the premises in respect of Hurco shall be entered in an involuntary case under the United States Bankruptcy Code, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Hurco or for all or substantially all the property of Hurco or ordering the winding up or liquidation of the affairs of Hurco and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

                  (c) A voluntary case shall be commenced by Hurco under the United States Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or Hurco shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Hurco or for all or substantially all the property of Hurco.

                  (d) There shall be an Event of Default under the Security Agreement.

                  In the Event of Default, the entire unpaid balance of Principal of this Note shall become due and payable immediately, without notice or demand, at the election of the holder of this Note.

                  Hurco, and any endorser or surety, hereby waives presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto and consents that without discharging any of them, the time of payment of this Note may be extended an unlimited number of times before or after maturity without notice to Hurco. Hurco agrees that CIMplus, without notice to or further consent from Hurco, may release any collateral, security, document or other guaranties now held or hereafter acquired, or substitute other guaranties, and no such action will release, discharge or modify the duties of Hurco hereunder or under the Security Agreement.

                  The indebtedness evidenced by this Note is subject to set off and reduction, as provided in the Purchase Agreement, of even date, among Hurco, CIMplus and certain other persons.

                  The obligations evidenced by this Note may, from time to time, be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

                  Executed and delivered this 24 day of October 2002.

                                HURCO COMPANIES, INC.



                            By:      /s/ Roger J. Wolf
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                            Printed:     Roger J. Wolf
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                            Title: Sr. Vice President, CFO & Secretary Treasurer
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